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                                                                Exhibit 1(c) (v)



                            SCHEDULE OF COMMISSIONS
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                         SCHEDULE OF SALES COMMISSIONS
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                             Selling Broker-Dealers
                             ----------------------

                    Commissions are 3% of all premiums paid.


                 Writing Agents of Chubb Securities Corporation
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                   Commissions are 2 % of all premiums paid.
                                   -

               District Managers of Chubb Securities Corporation
               -------------------------------------------------

                   Commissions are 1 % of all premiums paid.
                                   _